UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2010

Commission File Number: 0-053150

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 – Other Events.

On June 24, 2010 NACEL Energy Corporation (the “Company”) submitted a comprehensive bid with the assistance of a tier-one wind turbine manufacturer partner to Arizona Public Service Co. (APS) for the supply of 15 megawatts of clean, renewable wind energy to be sourced from the Company’s Snowflake wind project located in Navajo County, Arizona. APS provides electricity to more than 1 million customers, serving 11 of Arizona’s 15 counties.

On April 27, 2010, APS announced a request for proposal for energy generated from small renewable projects. The energy must come from projects with capacity up to 15 megawatts with a commercial operation date by Dec. 31, 2012 (for solar and wind projects).

APS anticipates notifying successful bidders of their inclusion on a short list on August 26, 2010.

The Company cautions that additional milestones remain to be undertaken and completed prior to any project commissioning (operations) at Snowflake. Such milestones include, without limitation, completion of a final interconnection agreement, obtaining a power purchase agreement and consummating turbine (debt) financing.

A copy of the press release pertaining to the foregoing is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: June 29, 2010	By: /s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer